Exhibit 10.2

HARLEY-DAVIDSON, INC.
AMENDED CORPORATE SHORT TERM INCENTIVE PLAN

ARTICLE I

PURPOSE

        Harley-Davidson, Inc. intends to provide a total compensation opportunity for its employees that includes incentive compensation dependent upon continuously improving performance. The Company has historically provided short term incentive compensation plans in which substantially all employees are eligible to participate. The purpose of the Harley-Davidson, Inc. Corporate Short Term Incentive Plan is to provide the Company’s Chief Executive Officer and certain other eligible Executives who do not participate in other Company incentive compensation plans an increased financial incentive to contribute to the future success and prosperity of the Company.

ARTICLE II

DEFINITIONS

        The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

        2.1. Board:The Board of Directors of Harley-Davidson, Inc.

        2.2. Change of Control Event: Any event the occurrence of which constitutes a Change of Control as defined in the Harley-Davidson, Inc. 2004 Incentive Stock Plan, as amended.

        2.3. Code:The Internal Revenue Code of 1986, as amended.

        2.4. Committee:The Human Resources Committee of the Board (including any successor committee thereto); provided, however, that if any member or members of the Human Resources Committee of the Board would cause the Human Resources Committee of the Board not to satisfy the administration requirement of Code section 162(m)(4)(C) or the disinterested administration requirement of Rule 16b-3 under the Exchange Act, the Committee shall be comprised of the Human Resources Committee of the Board without such member or members.

        2.5. Common Stock: The Common Stock of Harley-Davidson, Inc.

        2.6. Company:Harley-Davidson, Inc. and, unless the context otherwise requires, its Subsidiaries.

        2.7. Category Percentage: When two or more of the Performance Categories are selected for a Participant or a group of Participants for any Plan Year, the relative percentage weighting given to each selected Performance Category.

        2.8. Disability:Disability within the meaning of section 22(e)(3) of the Code, as determined by the Committee.

        2.9.       Exchange Act: The Securities Exchange Act of 1934, as amended.

        2.10.       Excluded Items: Any gains or losses from the sale of assets outside the ordinary course of business, any gains or losses from discontinued operations, any extraordinary gains or losses, the effects of accounting changes, and any unusual, nonrecurring, transition, one-time or similar items or charges.

        2.11.       Executive: An executive officer of the Company within the meaning of Rule 3b-7 under the Exchange Act, which may include members of the Board.

        2.12.       Fair Market Value: “Fair Market Value” as defined in the Harley-Davidson, Inc. 2004 Incentive Stock Plan, as amended, as of the trading date immediately preceding the date on which the Performance Award being paid in Common Stock, in whole or in part, is paid to the Participant.

        2.13.       Participant: With respect to a Plan Year, an Executive selected by the Committee to participate in the Plan for such Plan Year.

        2.14.       Performance Award: With respect to a Participant for a Plan Year, an award made pursuant to the Plan in an amount equal to the Target Award multiplied by the Total Performance Percentage, subject to discretionary reduction pursuant to section 5.5 hereof and the limit of section 5.6 hereof.

        2.15.       Performance Categories: The following categories (in all cases before Excluded Items):

a. Net sales for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

b. Cost of goods sold for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

c. Gross profit for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

d. Selling, administrative and engineering expenses for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

e. Income from operations for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

f. Income before interest and the provision for income taxes for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

g. Income before provision for income taxes for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

h. Net income for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

i. Basic earnings per common share for the Plan Year for the Company on a consolidated basis.

j. Diluted earnings per common share for the Plan Year for the Company on a consolidated basis.

k. Average accounts receivable during the Plan Year, calculated by taking the average of accounts receivable at the end of each fiscal month during the Plan Year, (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

l. Average inventories during the Plan Year, calculated by taking the average of inventories at the end of each fiscal month during the Plan Year, (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

m. Return on average equity for the Plan Year, with average equity calculated by taking the average of equity at the end of each fiscal month during the Plan Year, (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

n. Return on year-end equity for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

o. Return on average assets for the Plan Year, with average assets calculated by taking the average of assets at the end of each fiscal month during the Plan Year, (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

p. Return on capital for the Plan Year, (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

q. Total shareholder return for the Plan Year.

r. Economic value added, or other measure of profitability that considers the cost of capital employed, for the Plan Year, (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection A.

s. Net cash provided by operating activities for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

t. Net cash provided by operating activities less net cash used in investing activities for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

u. Net increase (decrease) in cash and cash equivalents for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

v. Customer satisfaction for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

w. Market share for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

x. Product quality for the Plan Year (i) for the Company on a consolidated basis, (ii) for any one or more Subsidiaries or divisions of the Company and/or (iii) for any other business unit or units of the Company as defined by the Committee at the time of selection.

        2.16.       Performance Limit: A percentage relating to a Performance Category that equals or exceeds one hundred percent (100%).

        2.17.       Performance Percentage: The percentage between zero percent (0%) and the Performance Limit derived from the Performance Scale for the applicable Performance Category for a Plan Year, with the Performance Limit representing maximum performance, one hundred percent (100%) representing target performance and zero percent (0%) representing below minimum performance in such Performance Category for the Plan Year.

        2.18.       Performance Scale: A performance scale from which a Performance Percentage may be objectively calculated for any given level of actual performance within that Performance Category during the Plan Year. The Performance Scale may be a linear function, a step function or a combination.

        2.19.       Plan: The Harley-Davidson, Inc. Amended Corporate Short Term Incentive Plan.

        2.20.       Plan Year: The Company’s full fiscal year (or, in the discretion of the Committee, a period consisting of one or more full fiscal months of the Company representing less than a full fiscal year that ends on the last day of a fiscal year).

        2.21.       Retirement: Retirement on or after age sixty-two or, with the consent of the Committee, at an earlier age.

        2.22.       Subsidiary: A corporation, limited partnership, general partnership, limited liability company, business trust or other entity of which more than fifty percent (50%) of the voting power or ownership interest is directly and/or indirectly held by the Company.

        2.23.       Target Award: With respect to a Participant in any Plan Year, the amount of such Participant’s base salary in such Plan Year multiplied by the Target Percentage for such Plan Year.

        2.24.       Target Percentage: A percentage with respect to a Participant for a Plan Year.

        2.25.       Total Performance Percentage: With respect to a Participant for a Plan Year, the sum of the Performance Percentage multiplied by the Category Percentage for each Performance Category applicable to such Participant for such Plan Year. If there is only one Performance Category for a Plan Year for a Participant, then the Performance Percentage is also the Total Performance Percentage.

ARTICLE III

ADMINISTRATION

    3.1.        The Committee shall administer the Plan and shall have full authority to set Target Percentages, Performance Categories, Category Percentages, Performance Scales and Performance Limits, to determine which Executives shall participate in the Plan, to interpret the Plan, to establish and amend rules and regulations for its administration and to perform all other acts relating to the Plan, including the delegation of administrative responsibilities, which it believes reasonable and proper.

    3.2.        The actions and determinations of the Committee on all matters relating to the Plan shall be final and conclusive.

ARTICLE IV

ELIGIBILITY AND PARTICIPATION

        All Executives shall be eligible to participate in the Plan. The Committee shall select in writing, in its sole discretion, the Executives who shall participate in the Plan for a Plan Year prior to the commencement of the Plan Year (or such later time as may be permitted under Code section 162(m)). Without limitation, the Committee may (a) select an Executive as a Participant at any time during the course of a Plan Year and (b) take action as a result of which there is an additional Target Award in respect of an Executive who, as to a Plan Year that is in progress, is already a Participant and as to whom a Target Award is already in effect where the additional Target Award relates to the same Plan Year or a Plan Year ending on the same date. Members of the Board who are not employees of the Company shall not be eligible to participate in the Plan.

ARTICLE V

PERFORMANCE AWARDS

        5.1.       Target Percentage: Prior to the commencement of each Plan Year (or such later time as may be permitted under Code section 162(m)), the Committee shall fix in writing a Target Percentage for each Target Award for each Participant for such Plan Year. If the Committee does not fix a new Target Percentage for a Participant for any Plan Year, the Target Percentage for such Participant for such Plan Year shall be the same as such Participant’s Target Percentage for the prior Plan Year.

        5.2.       Performance Categories: Prior to the commencement of each Plan Year (or such later time as may be permitted under Code section 162(m)), the Committee shall select in writing one or more of the Performance Categories for each Target Award for each Participant or group of Participants for such Plan Year. If more than one Performance Category is chosen for any Participant or group of Participants, then the Committee shall assign a Category Percentage to each Performance Category selected for such Participant or group of Participants; provided that the total of the Category Percentages for each Target Award must equal 100% for such Participant or group of Participants. Performance Categories and/or Category Percentages need not be the same for all Participants for any Plan Year.

        5.3.       Performance Scale: Prior to the commencement of each Plan Year (or such later time as may be permitted under Code section 162(m)), the Committee shall approve in writing a Performance Scale (including without limitation a Performance Limit) for each Performance Category selected for each Target Award for such Plan Year.

        5.4.       Payment of Performance Awards: The amount of Performance Awards for a Plan Year shall be calculated by the Company, certified in writing by the Committee and, following such certification, paid to Participants for such Plan Year as soon as reasonably practicable following the end of such Plan Year. Payments of Performance Awards shall be made, in the sole discretion of the Committee, in cash, Common Stock pursuant to the Harley-Davidson, Inc. 2004 Incentive Stock Plan, as amended, or a combination of cash and Common Stock. If a Performance Award is paid in Common Stock, the Common Stock shall be valued at Fair Market Value. To the extent paid in Common Stock, except as the Committee may otherwise provide, Performance Awards may not be deferred by a Participant under the terms of any deferred compensation or other plan of the Company. A Participant whose employment with the Company terminates prior to the end of a Plan Year shall not be entitled to receive any Performance Award hereunder for such Plan Year. Notwithstanding the foregoing sentence:

a. The Committee may, in its sole discretion, provide for payment, in whole or in part, of the Performance Award for such Plan Year if the Participant’s employment with the Company terminates by reason of the Participant’s death, Disability or Retirement; and

b. Prior to, and for a period of ninety (90) days following, a Change of Control Event during a Plan Year, the Committee may, in its sole discretion and in lieu of any other payments under the Plan for such Plan Year, provide for the payment to all Participants of either (i) Performance Awards for such Plan Year based on annualizing the Company’s actual performance through the end of the Company’s most recently completed fiscal month prior to such Change of Control Event or (ii) Target Awards for such Plan Year.

        Performance Awards or Target Awards payable under this section 5.4(b) shall be paid upon the occurrence of the Change of Control Event or immediately following the Committee’s decision to make such payment, whichever is later.

        5.5.       Discretionary Reduction of Performance Award: The Committee may, in its sole discretion, at any time prior to payment, reduce the amount of any Performance Award by up to fifty percent (50%). Such reductions need not be uniform among Participants. The Committee may, but shall not be required to, give one or more reasons for any such reduction. This section 5.5 has been included because the Board believes that even though the Company may have performed well in the selected Performance Categories for the applicable Plan Year, there is always a possibility that the Company’s performance in the selected Performance Categories will substantially exceed the Company’s overall financial and strategic performance for the Plan Year. In such a case, the Board believes that the Committee must have the flexibility to reduce the amount of the Performance Awards payable to one or more of the Participants who, after all, are the Executives ultimately responsible for the Company’s performance. The Committee shall not have the discretionary authority to increase the amount of any Performance Award above the amount determined in accordance with the terms of the Plan. This section 5.5 shall not apply following a Change of Control Event.

        5.6.       Maximum Performance Award: Notwithstanding anything in the Plan to the contrary, no Participant shall be entitled to receive more than three million dollars (before any withholding pursuant to section 6.2 hereof and whether paid in cash, Common Stock or a combination) in the aggregate under Performance Awards in respect of one Plan Year or in respect of more than one Plan Year where the Plan Years end on the same date.

ARTICLE VI

MISCELLANEOUS

        6.1.       Nonassignability: Performance Awards shall not be assigned, pledged or transferred, other than by the laws of descent and distribution, and shall not be subject to levy, attachment, execution or other similar process. If a Participant attempts to assign, pledge or transfer any right to a Performance Award or in the event of any levy, attachment, execution or similar process upon the rights or interests conferred by the Plan, the Committee may terminate the participation of the Participant in the Plan effective as of the date of such notice and the Participant shall have no further rights hereunder.

        6.2.       Withholding Taxes: The Company shall withhold from the payment of each Performance Award the amount that the Company deems necessary to satisfy its obligation to withhold Federal, state and local income or other taxes incurred by reason of the payment of the Performance Award.

        6.3.       Amendment or Termination of the Plan: The Board may from time to time or at any time amend, suspend or terminate the Plan.

        6.4.       Other Compensation: Nothing contained in this Plan shall be deemed in any way to restrict or limit the Company from making any award or payment to a Participant under any other plan, policy, program, understanding or arrangement, whether now existing or hereinafter in effect.

        6.5.       Payments to Other Persons: If payment of a Performance Award, in whole or in part, is legally required to be made to any person other than the applicable Participant, any such payment will be a complete discharge of the liability of the Company to such Participant for such amount.

        6.6.       Unfunded Plan: The Company shall have no obligation to purchase assets, place assets in trust or otherwise take any action to fund, secure or segregate any amounts to be paid under the Plan.

        6.7.       Indemnification: In addition to any other rights of indemnification they may have as members of the Board or the Committee, the members of the Board and the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgement in any such action, suit or proceeding, except a judgement based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding, the Board or Committee member shall give the Company notice thereof in writing and an opportunity, at the Company’s expense, to handle and defend such action, suit or proceeding before such Board or Committee member undertakes to handle and defend such action, suit or proceeding on his or her own behalf.

        6.8.       No Employment Rights: Nothing in this Plan shall confer upon any Executive or Participant any right to continued employment with the Company.

        6.9.       Plan Expenses: Any expenses of administering the Plan shall be borne by the Company.

        6.10.       In Writing: For purposes of this Plan, actions taken by the Committee “in writing” shall include, without limitation, actions recorded in the minutes of any meeting of the Committee and any unanimous consent action of the Committee in lieu of a meeting thereof.

        6.11.       Section Headings: The section headings contained herein are for convenience only, and in the event of any conflict between the text of the Plan and the section headings, the text of the Plan shall control.

        6.12.       Applicable Law: The Plan shall be governed by the internal laws of the State of Wisconsin without regard to the conflict of law principles thereof.

        6.13.       Effective Date: The Plan has been effective since January 1, 1994 following shareholder approval. Shareholders approved amendments to the Plan effective as of January 1, 1999. Amendments to the Plan approved by the Board on February 10, 2004 shall be effective as of January 1, 2004. However, the Plan shall terminate and no Performance Awards shall be paid hereunder in respect of any Plan Year ending after December 31, 2003 if the Plan has not been approved by the requisite vote of the Company’s shareholders under Code section 162(m) at the first meeting of the Company’s shareholders held after December 31, 2003.